UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2021 (April 12, 2021)

PAE INCORPORATED
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38643 (Commission File Number)	82-3173473 (I.R.S. Employer Identification No.)

7799 Leesburg Pike, Suite 300 North
Falls Church, Virginia	22043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 717-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	PAE	The Nasdaq Stock Market
Warrants	PAEWW	The Nasdaq Stock Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As previously disclosed, on March 16, 2021, the Board of Directors (the “Board”) of PAE Incorporated (the “Company”) appointed Charles D. Peiffer as Interim President and Chief Executive Officer of the Company, effective at the opening of business on March 19, 2021. In connection with Mr. Peiffer’s appointment as Interim President and Chief Executive Officer, on April 12, 2021, the Compensation Committee of the Board approved an amendment to Mr. Peiffer’s employment agreement (the “Peiffer Employment Agreement”) to (i) provide for an annual base salary equal to $875,000, a target annual bonus equal to 110% of such base salary, and a maximum annual bonus equal to 200% of such base salary for the period of time during which Mr. Peiffer serves as the Interim President and Chief Executive Officer, and (ii) provide for Enhanced Severance Rights (as defined below).

Additionally, on April 12, 2021, in order to encourage the retention of certain key executive officers, which the Compensation Committee believes is especially critical given the leadership transition described above, the Compensation Committee approved an amendment to the employment agreements (collectively, with the Peiffer Employment Agreement, the “Employment Agreements”) with each of Paul W. Cobb, Jr., Patricia M.C. Munchel, and Rene Moline (each, with Mr. Peiffer, an “Executive” and collectively, the “Executives) to provide each such Executive with enhanced severance protection if such Executive’s employment is terminated by the Company without Cause or if such Executive resigns for Good Reason (each as defined in the Employment Agreements), during the period beginning on April 13, 2021 and ending on March 18, 2024. In the event of such termination, subject to the Executive’s execution of an effective release of claims in favor of the Company, each such Executive will receive: (a) severance equal to 1.5 times the sum of the Executive’s then-current annual base salary and the average bonus paid to the Executive for the three fiscal years prior to the year in which the Executive’s termination occurs, payable in equal installments over the 18-month period following the Executive’s termination of employment (the “Enhanced Severance Period”); (b) a pro-rated annual bonus for the fiscal year in which the termination occurs, based on actual performance; (c) reimbursement of the Executive’s health insurance premiums during the Enhanced Severance Period; (d) monthly cash payments (including reimbursement for taxes) to permit the Executive to purchase life insurance coverage at the same benefit level and cost as provided to active senior management employees of the Company during the Enhanced Severance Period; (e) reasonable outplacement services during the Enhanced Severance Period; (f) any unvested time-based restricted stock units previously granted to the Executive that would have otherwise vested within 12 months following such termination of employment shall vest upon such termination; and (g) a pro-rata portion of any outstanding performance-based restricted stock units (“PSUs”), equal to the number of PSUs that would otherwise vest at the end of the applicable performance period based on the achievement of the applicable performance goals, pro-rated based on the number of days the Executive was employed during the applicable performance period (collectively, the “Enhanced Severance Rights”).

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, a copy of which will be filed with the Company’s Form 10-Q for the quarter ended March 28, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAE INCORPORATED

Date: April 16, 2021	By:	/s/ Paul W. Cobb, Jr.
Paul W. Cobb, Jr.
Executive Vice President, General Counsel and Secretary